Exhibit 1.1

AMERICAN AIRLINES, INC.
Pass Through Certificates, Series 2011-2A
UNDERWRITING AGREEMENT

Dated: As of September 27, 2011

AMERICAN AIRLINES, INC.
Pass Through Certificates, Series 2011-2A
Underwriting Agreement
September 27, 2011
To the Underwriters named in Schedule I hereto
Ladies and Gentlemen:
          American Airlines, Inc., a Delaware corporation (the “Company”), and wholly-owned subsidiary of AMR Corporation, a Delaware corporation (the “Guarantor” and, together with the Company, the “Issuers”), proposes that U.S. Bank Trust National Association, a national banking association (“U.S. Bank”) (as successor to State Street Bank and Trust Company of Connecticut, National Association), acting not in its individual capacity but solely as successor pass through trustee (the “Trustee”) under the Pass Through Trust Agreement, dated as of March 21, 2002 (the “Basic Agreement”), as supplemented for the Company’s Pass Through Certificates, Series 2011-2A (the “Class A Certificates”) to be purchased hereunder by a Trust Supplement No. 2011-2A (the “Class A Trust Supplement”) among the Company, the Guarantor and the Trustee (the Basic Agreement, as supplemented by the Class A Trust Supplement, being referred to herein as the “Trust Agreement”), issue and sell to the underwriters named in Schedule I hereto (collectively, the “Underwriters”) the Class A Certificates, in the aggregate amount and with the interest rate and final expected distribution date set forth on Schedule B hereto on the terms and conditions stated herein and in Schedule II hereto.
          The Class A Certificates will represent interests in the Company’s 2011-2A Pass Through Trust (the “Class A Trust”), established pursuant to the Trust Agreement to fund the purchase of one series of equipment notes (the “Series A Equipment Notes”) to be issued by the Company in connection with the financing of up to 43 aircraft owned by the Company (each, an “Aircraft” and collectively, the “Aircraft”). The payment obligations of the Company under each Series A Equipment Note will be fully and unconditionally guaranteed by the Guarantor pursuant to a guarantee to be dated as of the Closing Time (as defined below) (the “Guarantee”). Subject to the terms and conditions of the Note Purchase Agreement (as defined below) and the relevant participation agreements between the Company and U.S. Bank, as Trustee, Loan Trustee and Subordination Agent (each, a “Participation Agreement”), the Series A Equipment Notes will be issued under up to 43 separate Indenture and Security Agreements between U.S. Bank, as Loan Trustee (the “Loan Trustee”), and the Company (each, including any supplements thereto, an “Indenture” and, collectively, the “Indentures”).
          The cash proceeds from the sale of the Class A Certificates by the Class A Trust will be paid to U.S. Bank National Association (“U.S. Bank N.A.”), acting as escrow agent (the “Escrow Agent”), under an Escrow and Paying Agent Agreement among the Escrow Agent, the Underwriters, the Trustee and U.S. Bank, as paying agent (the “Paying Agent”), for the benefit of the holders of the Class A Certificates (the “Escrow and Paying Agent Agreement”). The Escrow Agent will deposit such cash proceeds (the “Deposits”) with The Bank of New York

Mellon (the “Depositary”), in accordance with a deposit agreement relating to the Class A Trust (the “Deposit Agreement”), and will withdraw Deposits upon request to allow the Trustee to purchase Series A Equipment Notes in respect of the Aircraft from time to time pursuant to a Note Purchase Agreement, to be dated as of the Closing Time, among the Company, the Trustee and U.S. Bank, as the Paying Agent and the Escrow Agent (the “Note Purchase Agreement”). With respect to each Class A Certificate, the Escrow Agent will issue a receipt to be attached to such Class A Certificate (each an “Escrow Receipt”) representing a fractional undivided interest of the holder of such Class A Certificate in amounts deposited with the Depositary on behalf of the Escrow Agent and will pay to such holders through the Paying Agent interest accrued on the Deposits and received by the Paying Agent pursuant to the Deposit Agreement at a rate per annum equal to the interest rate applicable to such Class A Certificate.
          Certain amounts of interest payable on the Class A Certificates issued by the Class A Trust will be entitled to the benefits of a liquidity facility. Morgan Stanley Bank, N.A. (the “Liquidity Provider”) will enter into a revolving credit agreement with respect to the Class A Trust (the “Liquidity Facility”), to be dated as of the Closing Time, for the benefit of the holders of the Class A Certificates. The Liquidity Provider and the holders of the Class A Certificates will be entitled to the benefits of an Intercreditor Agreement, to be dated as of the Closing Time (the “Intercreditor Agreement”), among the Trustee, U.S. Bank, as subordination agent and trustee thereunder (the “Subordination Agent”), and the Liquidity Provider.
          As used herein, unless the context otherwise requires, the term “Underwriters” shall mean firms named as Underwriters in Schedule I hereto, and the terms “you” and the “Representatives” shall mean Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc.
          Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefore in the Trust Agreement or the Intercreditor Agreement; provided that, as used in this Agreement, the term “Operative Documents” shall mean the Intercreditor Agreement, the Guarantee, the Liquidity Facility, the Participation Agreements, the Indentures, the Trust Agreement, the Escrow and Paying Agent Agreement, the Deposit Agreement and the Note Purchase Agreement.
          The Company has prepared and filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) a registration statement (File Nos. 333-160646 and 333-160646-01) relating to the Company’s pass through certificates (including the Class A Certificates) and other securities (collectively, the “Securities”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, at any given time, including the amendments thereto up to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As provided in Section 3(a) hereof, promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Class A Certificates in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the

Securities Act (“Rule 424”). Any information included in such final prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”
          The term “Statutory Prospectus” means the preliminary prospectus supplement relating to the Class A Certificates that omits Rule 430B Information, together with the base prospectus included in the Original Registration Statement, and including any document incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below).
          The term “Final Prospectus” means the final prospectus supplement relating to the Class A Certificates and the base prospectus, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time the Final Prospectus was issued.
          Any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Final Prospectus. Any reference to any amendment to the Registration Statement shall be deemed to include any document incorporated by reference after the effective time of such Registration Statement.
          The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the public offering of the Class A Certificates that is prepared or approved in writing in advance by the Company and that is required to be filed with the Commission by the Company.
          The term “Applicable Time” shall mean 3:30 p.m. (New York Time) on September 27, 2011.
          The terms of the public offering of any of the Class A Certificates are set forth in the General Disclosure Package relating thereto and the Final Prospectus. The term “General Disclosure Package” means the Statutory Prospectus and the Issuer Free Writing Prospectus(es), if any, identified in Schedule A hereto, all considered together.
          1. Representations and Warranties. Each of the Issuers jointly and severally represents and warrants to, and agrees with, each Underwriter that:
     (a) Form S-3 Eligibility. Each Issuer meets the requirements for use of Form S-3 under the Securities Act.
     (b) Effective Registration Statement. Each Issuer is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act (“Rule 405”)) eligible to use the Registration Statement as an automatic shelf registration statement; the Registration Statement has been filed with the Commission, became effective upon filing under Rule 462(e) under the Securities Act and is an “automatic shelf registration statement” as defined in Rule 405; neither Issuer has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; no order preventing or suspending the use of the Statutory Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; any request on the part of the Commission for additional information has been complied with to the reasonable satisfaction of counsel to the Underwriters, and the Final Prospectus containing the Rule 430B Information shall be filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). At the respective times the Original Registration Statement and each amendment thereto became effective, at any deemed effective date pursuant to Rule 430B(f)(2) and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act (the “Securities Act Regulations”) and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations under the TIA. At the deemed effective date, pursuant to Rule 430B(f)(2), the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Issuers by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.
     (c) Final Prospectus and General Disclosure Package. Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any such amendment or supplement is issued and at the Closing Time, will include an untrue statement of a material fact or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Prospectus will comply when filed with the Commission in all material respects with the Securities Act Regulations and each of the Statutory Prospectus and the Final Prospectus delivered to the Underwriters for use in connection with this offering was or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T or required under Rule 424(e) under the Securities Act; the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Statutory Prospectus or that will conflict with the information contained in the Final Prospectus that has not been superseded or modified; provided, however, that the representations and warranties in this Section 1(c) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Issuers by the Underwriters expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof) or to those parts of the Registration Statement constituting a Statement of Eligibility and Qualification under the TIA (Form T-1) of a trustee pursuant to an indenture.
     (d) Incorporated Documents. The General Disclosure Package and the Final Prospectus as delivered from time to time shall incorporate by reference (i) the most recent Annual Report of each of the Guarantor and the Company on Form 10-K, as amended, filed with the Commission, (ii) each Quarterly Report of each of the Guarantor and the Company on Form 10-Q, as amended, filed with the Commission on or after January 1, 2011, (iii) each Current Report of each of the Guarantor and the Company on Form 8-K filed (not furnished) with the Commission on or after January 1, 2011, and (iv) such other reports as are specifically incorporated by reference in the General Disclosure Package and the Final Prospectus (the “Incorporated Documents”). The Incorporated Documents filed on or before the date hereof or hereafter are referred to herein as the “SEC Reports.” The Incorporated Documents at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”). The Issuers will give the Representatives notice of their intention to make any filings pursuant to the Exchange Act or the Exchange Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents prior to such proposed filing.
     (e) Financial Statements. The consolidated financial statements of each of the Guarantor and the Company, together with the related schedules and notes, included in the SEC Reports and incorporated by reference in the Registration Statement and the Statutory Prospectus and to be incorporated by reference in the Final Prospectus, present fairly the consolidated financial position of each of the Guarantor and the Company and their consolidated subsidiaries at the dates indicated and the statement of income, shareholders’ equity and cash flows of each of the Guarantor and the Company and their consolidated subsidiaries throughout the periods specified; and said financial statements have been or will be prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as indicated in the footnotes to such financial statements). The supporting schedules included in the SEC Reports and incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus present fairly in accordance with GAAP the information required to be stated therein.
     (f) Independent Accountants. Ernst & Young LLP, who reported on the annual consolidated financial statements of the Guarantor and the Company that are incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations.
     (g) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, results of operations or general affairs of the Guarantor and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Guarantor or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Guarantor and its subsidiaries taken as a whole.
     (h) Good Standing of the Guarantor and the Company. Each of the Guarantor and the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement. Each of the Guarantor and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).
     (i) Capitalization. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Guarantor directly, free and clear of any liens, encumbrances, equities or claims.
     (j) Air Carrier Certification. The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a), (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102.
     (k) Authorization of Agreements. This Agreement, the Series A Equipment Notes and the Operative Documents each have been duly authorized by each Issuer that is, or is to be, a party thereto. This Agreement and each Operative Document (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the Participation Agreements) will be at or prior to the applicable Closing Date (as defined in the applicable Participation Agreement) duly executed and delivered by each Issuer that is, or is to be, a party thereto. The Series A Equipment Notes will be (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the

Participation Agreements) duly executed and delivered by the Company at or prior to the applicable Closing Date. Each Operative Document to which an Issuer is, or is to be, a party, when duly executed and delivered by such Issuer, assuming that such document constitutes the legal, valid and binding obligation of each other party thereto, constitutes or will constitute, as the case may be, a valid and binding obligation of such Issuer, enforceable against such Issuer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the TIA. When executed, authenticated, issued and delivered in the manner provided for in the Escrow and Paying Agent Agreement, each Escrow Receipt will be legally and validly issued and will be entitled to the benefits of the Escrow and Paying Agent Agreement, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity. The Class A Certificates, the Series A Equipment Notes, the Escrow Receipts and the Operative Documents will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Prospectus.
     (l) Certificates are Valid and Binding Obligations. When duly executed, authenticated and delivered by the Trustee in accordance with the terms of the Trust Agreement and sold and paid for as provided in this Agreement, the Class A Certificates will be validly issued pursuant to the Trust Agreement and will constitute valid and binding obligations of the Trustee, enforceable against such Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity; and the holders of the Class A Certificates will be entitled to the benefits of the Trust Agreement.
     (m) Equipment Notes are Valid and Binding Obligations. The Series A Equipment Notes, when duly executed and delivered by the Company and when duly authenticated by the Loan Trustee in accordance with the terms of the related Indentures, will be duly issued under such Indentures and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and the holders thereof will be entitled to the benefits of the related Indentures, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.
     (n) Absence of Defaults and Conflicts. Neither Issuer is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Issuer is a party or by which such Issuer may be bound, or to which any of the property or assets of such Issuer is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Series A Equipment Notes or the Class A Certificates; and the execution and delivery by each Issuer of this Agreement, the Series A Equipment Notes and the Operative Documents to which it is, or is to be, a party, the consummation by such Issuer of the transactions herein and therein contemplated, and the compliance by such Issuer with its obligations hereunder and thereunder and the terms hereof and thereof do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Issuer pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Series A Equipment Notes or the Class A Certificates), or result in a violation of the provisions of the certificate of incorporation or by-laws, as amended, or other constituting or organizational document of such Issuer, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Issuer or any of its assets, properties or operations, except, in each case, for such conflicts, breaches, violations or defaults, that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and that would not affect the validity of the Series A Equipment Notes or the Class A Certificates. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company or the Guarantor, as applicable.
     (o) Absence of Labor Dispute. Other than as described in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Guarantor or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which the Company expects to have a Material Adverse Effect.
     (p) Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Guarantor or any of its subsidiaries which, in the judgment of the Company, is likely to result in a Material Adverse Effect.
     (q) Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Class A Certificates and the Series A Equipment Notes, for the valid authorization, execution, delivery and performance of this Agreement, the Series A Equipment Notes and the

Operative Documents by each Issuer that is, or is to be, a party thereto, or for the consummation by each Issuer of the transactions contemplated by this Agreement, the Series A Equipment Notes and the Operative Documents to which such Issuer is, or is to be, a party, except (i) such as has been already obtained or made, (ii) such as are required under the Securities Act or the Securities Act Regulations or state securities laws in connection with the Registration Statement, and (iii) filings or recordings with respect to the Aircraft with the Federal Aviation Administration and registration with the International Registry and under the Uniform Commercial Code as in effect in Delaware.
     (r) Investment Company Act. Neither the Company nor the Guarantor is, nor upon the issuance and sale of the Class A Certificates as contemplated by this Agreement and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”), nor will the Class A Trust or the escrow arrangements relating to the Class A Trust contemplated by the Escrow and Paying Agent Agreement be required to register as an “investment company” as defined in the 1940 Act.
     (s) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest), or at, upon or from any of the property now or previously owned or leased by the Company in violation of, and the Company has no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company, except for any violation, liability or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations, liabilities and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection or human health. In the ordinary course of its business, the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, and hazardous and toxic substances and wastes, pollutants and contaminants (“Environmental Laws”) on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (t) ERISA. Each of the Guarantor and the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Guarantor or the Company would have any liability; neither the Guarantor nor the Company has incurred or expects to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which either the Guarantor or the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which either the Guarantor or the Company reasonably expects would cause the loss of such qualification.
     (u) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its respective properties.
     (v) Taxes. The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, except for such exceptions as would not individually or collectively have a Material Adverse Effect, and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have, a Material Adverse Effect.
     (w) Internal Controls. The Company and the Guarantor (A) make and keep accurate books and records that, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the Company and the Guarantor, and (B) maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of their financial statements in conformity with generally accepted accounting principles and to maintain accountability for their assets, (iii) access to their assets is permitted only in accordance with management’s authorization and (iv) the recorded accountability for their assets is compared with existing assets at reasonable intervals. The Company and the Guarantor maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that has been designed by the Company’s or the Guarantor’s respective principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Neither the Company nor the Guarantor is aware of any material weaknesses in its internal control over financial reporting which are reasonably likely to adversely affect the Company’s or the Guarantor’s ability to record, process, summarize and report financial information. Since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, there has been no change in the Company’s or the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the Guarantor’s internal control over financial reporting.
     (x) Disclosure Controls and Procedures. The Company and the Guarantor maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company and the Guarantor, including their respective consolidated subsidiaries, is made known to the Company’s and the Guarantor’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.
     (y) No Unlawful Payments. The Company has implemented compliance programs for purposes of (i) informing the appropriate officers and employees of the Company and its subsidiaries of the Company’s policies against (1) the use of corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) violations of the Foreign Corrupt Practices Act of 1977, as amended, and (4) making any bribes, rebates, payoffs, influence payments kickbacks or other unlawful payments and (ii) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company’s policies referred to above and no such reports have been made.
     (z) No Brokerage Commission; Finder’s Fee. To the best of the Company’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (aa) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
     (bb) Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, each Issuer was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405; and (B) at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, neither Issuer was and neither Issuer is an “ineligible issuer” as defined in Rule 405.
     (cc) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise, necessary to conduct the business now operated by it as described in the General Disclosure Package and the Final Prospectus, except for such failures to possess Licenses as would not, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (dd) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ee) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.
          2. Purchase and Sale; Closing. (a) On the basis of the representations, warranties and agreements herein contained (except as may be otherwise specified in Schedule II hereto) and subject to the terms and conditions herein and therein set forth, the Issuers, jointly and severally, agree to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Class A Certificates set forth opposite the name of such Underwriter in Schedule I hereto. Concurrently with the issuance of the Class A Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow and Paying Agent Agreement, which Escrow Receipts shall be attached to the related Class A Certificates.
     (b) Payment of the purchase price for, and delivery of, the Class A Certificates (with attached Escrow Receipts) shall be made at the date, time and location or locations specified in Schedule II hereto, or at such other date, time or location or locations as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 7 (such date and time being herein called the “Closing Time”). Unless otherwise specified in Schedule II hereto, payment shall be made to or upon the order of the Trustee by federal funds wire transfer or other immediately available funds against delivery to the account of Morgan Stanley & Co. LLC at The Depository Trust Company (“DTC”) for the respective accounts of the several Underwriters of the Class A Certificates. Such Class A Certificates (with attached Escrow Receipts) shall be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as you may request in writing at least two full business days before the Closing Time. The certificates representing such Class A Certificates (with attached Escrow Receipts), which may be in temporary form, will be made available for examination and packaging by you at the location or locations at which they are to be delivered at the Closing Time (or such other location as may be specified for that purpose in Schedule II hereto) not later than 10:00 A.M. on the business day prior to the Closing Time.
     (c) The Company will pay to the Representatives at the Closing Time for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule II hereto. Such payment will be made by federal funds wire transfer or other immediately available funds.
          3. Covenants. The Company and, where specifically indicated, the Guarantor, jointly and severally, covenant with each Underwriter as follows:
     (a) Immediately following the execution of this Agreement, the Company will (x) prepare the Final Prospectus that complies with the Securities Act and the Securities Act Regulations and which sets forth the face amount of the Class A Certificates and their terms not otherwise specified in the basic prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and the face amount of the Class A Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Class A Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Class A Certificates and (y) file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) within the time required by such rule. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.
     (b) During the period when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”) relating to the Class A Certificates is required to be delivered under the Securities Act, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Class A Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) If, at any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Class A Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and the Company will use its reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Class A Certificates). Neither your consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4.

     (d) At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Class A Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.
     (e) The Company has furnished or will furnish, if requested, to you and your counsel, without charge, conformed copies of the Original Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and the copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Final Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriter may be required by the Securities Act, the Company will furnish as many copies of any Statutory Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as you may reasonably request and the Final Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).
     (f) The Issuers shall use their reasonable efforts, in cooperation with the Underwriters, to qualify the Class A Certificates for offering and sale under the applicable securities laws of such states in the United States as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required in connection with the distribution of the Class A Certificates; provided, however, that the Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) The Company intends to use the proceeds received by it from the sale of the Series A Equipment Notes in the manner to be indicated in the Final Prospectus under “Use of Proceeds.”
     (h) The Issuers shall cooperate with the Underwriters and use their reasonable efforts to permit the Class A Certificates to be eligible for clearance and settlement through the facilities of DTC.
     (i) The Issuers, during the period when a Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) relating to the Class A Certificates is required to be delivered, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
     (j) The Company represents and agrees that, unless it obtains the prior consent of each Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Class A Certificates that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 as applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (k) Between the date of this Agreement and the Closing Time, the Company will not, without your prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Class A Certificates) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.
     (l) The Company shall issue at the Closing Time Class A Certificates that shall be rated at least as high as the ratings for the Class A Certificates set forth in the Issuer Free Writing Prospectus used by the Underwriters to confirm sales, the form of which shall be agreed to between the Company and the Underwriters, from each “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, named therein.
     The Representatives agree that in the aggregative, the Class A Certificates will be widely offered. Each Underwriter and each other member of the underwriting group that offers or sells Class A Certificates agree that Class A Certificates offered by such Underwriter and such other member of the underwriting group will be primarily offered in the United States to United States persons. The term “United States person” shall have the meaning set forth in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.
          4. Conditions to the Obligations of the Underwriters. Except as otherwise provided in Schedule II hereto, the obligations of the Underwriters to purchase and pay for the Class A Certificates pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and the Closing Time, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

     (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.
     (b) At the Closing Time, you shall have received:
     (1) An opinion and letter, dated as of the Closing Time, from Gary F. Kennedy, Senior Vice President, General Counsel and Chief Compliance Officer of the Company and the Guarantor, in form reasonably satisfactory to you and your counsel substantially in the form of Exhibits A-1 and A-2 hereto, respectively.
     (2) An opinion, dated as of the Closing Time, of Debevoise & Plimpton LLP, as counsel for the Company and the Guarantor, in form reasonably satisfactory to you and your counsel substantially in the form of Exhibit B hereto.
     (3) An opinion, dated as of the Closing Time, from (i) Shipman & Goodwin LLP, counsel for U.S. Bank, individually, as Subordination Agent, Trustee and Loan Trustee, and (ii) Richards, Layton & Finger, P.A., corporate counsel to the Subordination Agent, Trustee and Loan Trustee, each in form and substance reasonably satisfactory to you and your counsel and substantially to the effect set forth in Exhibit C-1 and C-2 hereto, respectively.
     (4) An opinion, dated as of the Closing Time, from (i) Pillsbury Winthrop Shaw Pittman LLP, special counsel for the Liquidity Provider, and (ii) Lee Kurman, Esq., Counsel to the Liquidity Provider, each in form and substance reasonably satisfactory to you and your counsel, substantially to the effect set forth in Exhibits D-1 and D-2 hereto, respectively.
     (5) An opinion, dated as of the Closing Time, from Shipman & Goodwin LLP, counsel for U.S. Bank N.A., as Escrow Agent, in form and substance reasonably satisfactory to you and your counsel, substantially to the effect set forth in Exhibit E hereto.
     (6) An opinion, dated as of the Closing Time, from Richards, Layton & Finger, P.A., tax counsel to the Trustee, in form and substance reasonably satisfactory to you and your counsel and substantially to the effect set forth in Exhibit F hereto.
     (7) An opinion, dated as of the Closing Time, from (i) Lincoln Finkenberg, Assistant General Counsel for the Depositary, and (ii) Bryan Cave LLP, counsel for the Depositary, each in form and substance reasonably satisfactory to you and your counsel and substantially to the effect set forth in Exhibit G-1 and G-2 hereto, respectively.
     (8) An opinion, dated as of the Closing Time, from Shearman & Sterling LLP, counsel for the Underwriters, to the effect that the opinions delivered pursuant to subsections (b)(1) through (b)(7) of this Section 4 appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you and with respect to the issuance and sale of the Class A Certificates, the Registration Statement, the General Disclosure Package, the Final Prospectus and other related matters as you may reasonably require.
     (c) At the Closing Time, there shall not have been, since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of such Closing Time, to the effect that there has been no such material adverse change and to the effect that the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though made at such Closing Time.
     (d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, neither nationally recognized statistical rating organization that is rating the Class A Certificates, as set forth in the Issuer Free Writing Prospectus used by the Underwriters to confirm sales, the form of which shall be agreed to between the Company and the Underwriters, shall have downgraded the rating accorded any of the Company’s securities (except for any pass through certificates) or announced that any probable downgrading of such rating is about to occur in the near future.
     (e) Promptly after the execution of this Agreement and also at the Closing Time, you shall have received from Ernst &Young LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained, or incorporated by reference in the General Disclosure Package and the Final Prospectus.
     (f) At the Closing Time, each of the Intercreditor Agreement, the Liquidity Facility, the Trust Agreement, the Escrow and Paying Agent Agreement, the Deposit Agreement and the Note Purchase Agreement shall have been executed and delivered by each party thereto; the representations and warranties of the Company contained in such agreements shall be accurate as of the Closing Time and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of the Closing Time, to such effect.
     (g) The Company shall have furnished to you and your counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(8) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.
     (h) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the date hereof, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
          All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to you and your counsel.
          If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by you, or this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 8 hereof, which provisions shall remain in effect notwithstanding such termination.
          5. Payment of Expenses. The Issuers shall, jointly and severally, pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of the Statutory Prospectus, the Final Prospectus, the Registration Statement and any amendments thereof or supplements thereto and any Permitted Free Writing Prospectus, (ii) expenses relating to the preparation, printing and distribution of this Agreement, the Class A Certificates, the Series A Equipment Notes, the Operative Documents, any Underwriter’s Questionnaire or related matters, the Blue Sky Survey and any Legal Investment Survey by the Underwriter’s counsel, (iii) expenses relating to the issuance and delivery of the Class A Certificates to the Underwriters, (iv) the fees and disbursements of the Issuers’ counsel and accountants, (v) expenses of qualifying the Class A Certificates under state securities laws in accordance with Section 3(f), including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, the Subordination Agent, the Loan Trustee, the Liquidity Provider, the Escrow Agent, the Paying Agent and the Depositary, and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Class A Certificates, (viii) all costs and expenses related to review by the Financial Industry Regulatory Authority, Inc. of the Class A Certificates (including filing fees and the fees and expenses of counsel for the Underwriters relating to review), (ix) any costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the Class A Certificates, (x) certain fees and expenses of counsel for the Underwriters as heretofore agreed, and (xi) the fees and expenses, if any, incurred in connection with the listing of the Class A Certificates on any securities exchange. The Issuers will also cause to be paid all expenses incident to the performance of their obligations under the Operative Documents and each of the other agreements and instruments referred to therein.

          If this Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Issuers shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the offering contemplated by this Agreement.
          6. Indemnification and Contribution. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment to the Registration Statement), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package or in the Final Prospectus or in any amendment thereof or supplement thereto or in any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) neither Issuer shall be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Issuers by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus or the General Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) or made in those parts of the Registration Statement constituting a Statement of Eligibility under the TIA of a trustee on Form T-1, and (ii) neither Issuer shall be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Issuers (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have.
          (b) Each Underwriter severally agrees to indemnify and hold harmless the Issuers, each of their directors, each of their officers who signed the Registration Statement, and each person who controls an Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a), but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto), any Permitted Free Writing Prospectus, the

General Disclosure Package, or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to an Issuer by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto), the General Disclosure Package, any Permitted Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information provided by any Underwriter consists of (i) the statements with respect to the offering of the Class A Certificates by the Underwriters in the third sentence of the second full paragraph under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus, (ii) the statements with respect to the offering of the Class A Certificates by the Underwriters set forth in the fourth full paragraph under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus, (iii) the statements with respect to marketing activities by the Underwriters for the Class A Certificates in the third and fourth sentences of the seventh full paragraph under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus, and (iv) the statements with respect to stabilization and over-allotment of the Class A Certificates by the Underwriters (with respect to themselves only) in the eleventh and twelfth full paragraphs under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.
          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that such indemnifying party or parties may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 6 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 6, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (ii) of the proviso in Section 6(a) effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.
          (e) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Class A Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other hand in connection with the offering of the Class A Certificates pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Class A Certificates pursuant to this Agreement (net of underwriting discounts and commissions paid to the Underwriters but before deducting expenses) received by the Issuers and the total underwriting discounts and commissions received by the Underwriters in each case as set forth on the cover of the Final Prospectus, bears to the aggregate initial public offering price of the Class A Certificates as set forth on such cover. The relative fault of the Issuers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of an Issuer, each officer of an Issuer who signed the Registration Statement, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the principal amount of Class A Certificates set forth opposite their respective names in Schedule I hereto and not joint.
          7. Default. If any one or more Underwriters shall fail at the Closing Time to purchase and pay for any of the Class A Certificates agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate face amount of Class A Certificates specified to be purchased by them in Schedule I hereto bears to the aggregate face amount of Class A Certificates to be purchased by all the remaining Underwriters) the Class A Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate face amount of Class A Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate face amount of Class A Certificates to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Class A Certificates, and if such nondefaulting Underwriters do not complete such arrangements within such 24 hour period, then this Agreement will terminate without liability to any nondefaulting Underwriters or the Issuers. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 7 that does not result in a termination of this Agreement, the Closing Time shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters or the Issuers shall determine in order that the required changes in the General Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and to any nondefaulting Underwriters for damages occasioned by its default hereunder.
          8. Representations, Warranties, Covenants, Indemnities and Agreements to Survive Delivery. All representations, warranties, covenants, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Issuers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Issuers or any Underwriter or any controlling person of either and shall survive delivery of any Class A Certificates to the Underwriters.
          9. Termination. This Agreement may be terminated immediately upon notice from you to the Company at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Guarantor and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or any material adverse change in the financial markets in the United States or in the international financial markets or any other calamity or crisis the effect of any of which on the financial markets is such as to make it, in your judgment, impracticable to market the Class A Certificates or enforce contracts for the sale of the Class A Certificates, or (iii) if trading in the securities of the Guarantor has been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect.
          10. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt, and, if sent to the Underwriters, will be mailed or transmitted by any standard form of telecommunication to the Underwriters as set forth in Schedule I hereto or, if sent to the Issuers, will be mailed or transmitted by any standard form of telecommunication to the Company at P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, facsimile no. (817) 967-2199, attention of the Treasurer.
          11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of

Class A Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
          12. No Fiduciary Duty. The Issuers acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Issuers with respect to the offering of Class A Certificates contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, any Issuer or any of its subsidiaries. Additionally, no Underwriter is advising any Issuer or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Class A Certificates or the process leading thereto (irrespective of whether the Underwriter has advised or is advising the Guarantor or the Company on other matters). Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it and its affiliates may enter into contractual relationships with purchasers or potential purchasers of the Guarantor’s or the Company’s securities and that some of these services or relationships may involve interests that differ from those of the Issuers and need not be disclosed to the Issuers, unless otherwise required by law. The Issuers have consulted with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Issuers or any of their subsidiaries with respect thereto. Any review by the Underwriters of the Issuers, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuers. The Issuers waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that no Underwriter shall have any liability (whether direct or indirect) to the Issuers in respect of such a fiduciary duty claim.
          13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          14. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
          15. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          16. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Issuers and each Underwriter in accordance with its terms.

Very truly yours, AMERICAN AIRLINES, INC.
By:	/s/ Beverly K. Goulet
	Name:	Beverly K. Goulet
	Title:	Vice President — Corporate Development and Treasurer

AMR CORPORATION
By:	/s/ Isabella D. Goren
	Name:	Isabella D. Goren
	Title:	Senior Vice President and Chief Financial Officer

confirmed and accepted as of
the date first above written:

MORGAN STANLEY & CO. LLC
acting individually and as Representative of the Underwriters named in Schedule I hereto
By:	/s/ Heidi Ho
	Name:	Heidi Ho
	Title:	Executive Director

DEUTSCHE BANK SECURITIES INC.
acting individually and as Representative of the Underwriters named in Schedule I hereto
By:	/s/ Marc Fratepietro
	Name:	Marc Fratepietro
	Title:	Managing Director | CMTS North America

By:	/s/ Scott Flieger
	Name:	Scott Flieger
	Title:	Managing Director COO, CMTS North America

GOLDMAN, SACHS & CO.
acting individually and as Representative of the Underwriters named in Schedule I hereto
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

CREDIT SUISSE SECURITIES (USA) LLC
acting individually and as Representative of the Underwriters named in Schedule I hereto
By:	/s/ Thomas L. Smith
	Name:	Thomas L. Smith
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.
acting individually and as Representative of the Underwriters named in Schedule I hereto
By:	/s/ Thomas Bliemel
	Name:	Thomas Bliemel
	Title:	Managing Director

SCHEDULE A
to
Underwriting
Agreement
Schedule of Issuer Free Writing Prospectuses Included in the Disclosure Package

1.	An Issuer Free Writing Prospectus, dated September 27, 2011, containing the terms of the Class A Certificates (substantially in the form of Schedule C).

SCHEDULE B
to
Underwriting
Agreement
September 27, 2011

Class of			Final Expected
Pass Through	Aggregate		Distribution
Certificates	Amount	Interest Rate	Date
Class A Certificates	$725,694,000	8.625%	October 15, 2021

SCHEDULE C
to
Underwriting
Agreement
September 27, 2011
American Airlines, Inc. (“American”)

Securities:	Class A Pass Through Certificates, Series 2011-2A
(“Class A Certificates”)

Amount:	$725,694,000

Preliminary Prospectus Supplement:	American has prepared and filed with the SEC a Preliminary Prospectus Supplement, dated September 27, 2011 (the “Preliminary Prospectus Supplement”), which includes additional information regarding its Pass Through Certificates, Series 2011-2. Terms used but not defined herein shall have the meanings set forth in the Preliminary Prospectus Supplement.

Public Offering Price:	100%

CUSIP:	02377V AA0

ISIN:	US02377VAA08

Coupon/Stated Interest Rate:	8.625%

Make-Whole Spread Over Treasuries:	0.50%

Parent Guarantee:	The payment obligations of American under the Series A Equipment Notes will be fully and unconditionally guaranteed by AMR Corporation, American’s parent company.

Available Amount under the Liquidity Facilities at April 15, 2012[1]:	$91,034,115

Initial “Maximum Commitment” under the Liquidity Facilities:	$95,799,168

Underwriters’ Purchase Commitments:
Morgan Stanley & Co. LLC	$145,138,800
Deutsche Bank Securities Inc.	$145,138,800
Goldman, Sachs & Co.	$145,138,800
Credit Suisse Securities (USA) LLC	$145,138,800
Citigroup Global Markets Inc.	$145,138,800

Underwriting Commission:	$7,356,940

Concession to Selling Group Members:	0.50%

Discount to Brokers/Dealers:	0.25%

Underwriting Agreement:	September 27, 2011

Settlement:	October 4, 2011 (T+5) closing date, the 5th business day following the date hereof
The issuer has filed a registration statement (including a prospectus) and a related prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request them by calling Morgan Stanley & Co. LLC at 1-866-718-1649, Deutsche Bank Securities Inc. at 1-800-503-4611, Goldman, Sachs & Co. at 1-866-471-2526, Credit Suisse Securities (USA) LLC at 1-212-325-3325 or Citigroup Global Markets Inc. at 1-212-723-6171 (institutional investors).

[1]	The first Regular Distribution Date to occur after the Outside Termination Date, which is the last date by which Aircraft may be subjected to the financing of this offering.

2

SCHEDULE I
to
Underwriting
Agreement
Dated: As of September 27, 2011
AMERICAN AIRLINES, INC.

Face
Amount of
Class A Certificates
Morgan Stanley & Co. LLC	$145,138,800
Deutsche Bank Securities Inc.	$145,138,800
Goldman, Sachs & Co.	$145,138,800
Credit Suisse Securities (USA) LLC	$145,138,800
Citigroup Global Markets Inc.	$145,138,800

Total	$725,694,000
All notices to the Underwriters shall be sent to the Representatives as follows:
Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036
Attention: Investment Banking Division
Facsimile: (212) 507-8999
Deutsche Bank Securities Inc.
60 Wall Street, 36th Floor
New York, New York 10005
Attention: Debt Capital Markets Syndicate Desk, 3rd Floor
Facsimile: (212) 469-7875
With a copy to: Office of the General Counsel, 36th Floor
Facsimile: (212) 797-4561

Goldman, Sachs & Co.
200 West St.
New York, New York 10282
Attention: Registration
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629
Attention: LCD-IBD
Facsimile: (212) 325-4296
Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013
Attention: Global Structured Solutions
Facsimile: (646) 291-1114
With a copy to:
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel

SCHEDULE II
to
Underwriting
Agreement
Dated: As of September 27, 2011
AMERICAN AIRLINES, INC.
Underwriting fees, discounts, commissions or other compensation: $7,356,940.00

Closing date, time and location:	10:00 A.M. on October 4, 2011 at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022